EXHIBIT (10) (XVi) (2)

FIRST AMENDMENT TO AMENDED AND RESTATED SECURED GUARANTY


THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURED GUARANTY (this "First Amendment") is made as of this June 7, 1994, by Amstar Corporation, a Delaware corporation, with an office at 555 Long Wharf Maritime
Center, Suite 12, New Haven, Connecticut 06511 (the "Guarantor"), in favor of Heller Financial, Inc., a Delaware corporation, with an office at 500 West Monroe Street, Chicago, Illinois 60661 (the "Agent") and each of the lenders listed from time to time in the Credit Agreement (together with the Agent, the "Lenders") dated as of December 31, 1991, by and among Milwaukee Electric Tool Corporation, a Delaware corporation ("Borrower"), Agent and Lenders (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement").

WHEREAS, the Guarantor issued an Amended and Restated Secured Guaranty dated as of December 31, 1992 (the "Secured Guaranty") in favor of the Agent; and reflect the terms and provisions herein set forth;

NOW, THEREFORE, in consideration of the provisions set forth above and as an inducement to Agent and Lenders to enter into the transactions therein described, the Guarantor agrees as follows:

1. Amendment to Secured Guaranty.

1.1 Subsection 8.9 of the Secured Guaranty is hereby amended by inserting "Metco Mexico,"immediately in front of the words "Metco Canada" in the third line of said subsection.

2. Representations and Warranties. To induce Agent and Lenders to enter into this First Amendment, Guarantor represents and warrants to Agent that the execution, delivery and performance by Guarantor of this First Amendment are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Guarantor, the Certificate of Incorporation or Bylaws of Guarantor, or any order, judgment or decree of any court or other agency of government or any Contractual Obligation binding upon Guarantor;
and the Secured Guaranty as amended as of the date hereof is the legal,valid and


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binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

3. Conditions. The effectiveness of the amendments stated in this First Amendment is subject to the following conditions precedent or concurrent:

(a) No Default. No Default or Event of Default under the Secured Guaranty, as amended hereby, shall have occurred and be continuing;

(b) Warranties and Representations. The warranties and representations of Guarantor contained in this First Amendment, the Secured Guaranty, as amended hereby, and the other Loan Documents to which Guarantor is a party, shall be true and correct as of the effective date hereof, with the same effect as though made on such date; and Agent shall have received from Borrower an executed copy of the Third Amendment to Credit Agreement of even date herewith together with all exhibits and schedules annexed thereto.

4. Miscellaneous.

(a) Captions. Section captions used in this First Amendment are for convenience only, and shall not affect the construction of this First Amendment.

(b) Governing Law. This First Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this First
Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(c)Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Amendment.

(d) Successors and Assigns. This First Amendment shall be binding upon Guarantor, Agent and Lenders and their respective successors

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and assigns, and shall inure to the sole benefit of Guarantor, Agent and
Lenders and the successors and assigns of Guarantor, Agent and Lender.

(e) References. Any reference to the Secured Guaranty contained in any notice, request,certificate, or other document executed concurrently with or after the execution and delivery of this First Amendment shall be deemed to include this First Amendment unless the context shall otherwise require.

(f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this First Amendment are not intended to and do not serve to effect a novation as to the Secured Guaranty. The parties hereto expressly do not intend to extinguish the Secured Guaranty. Instead, it is the express intention of the parties hereto to reaffirm the guaranty created under the Secured
Guaranty which is evidenced by the Secured Guaranty and secured by the Collateral. The Secured Guaranty as amended hereby and each of the Loan Documents remain in full force and effect.

(g) Costs. Expenses and Taxes. Guarantor affirms and acknowledges that
Section 10.1 of the Credit Agreement applies to this First Amendment and the transactions and agreements and documents contemplated hereunder.

Delivered at Chicago, Illinois, as of the date and year first above written.

                                     AMSTAR CORPORATION


Address:                              BY:/S/ JEFFREY A. MERESCHUK
555 LONG WHARF DRIVE                  NAME PRINTED:JEFFREY A. MERESCHUK
NEW HAVEN, CT 06511                   TITLE: TREASURER



                                      HELLER FINANCIAL, INC., as Agent


Address:                              By: ANDREW D. MAREK
500 West Monroe Street                Name Pnnted:ANDREW D. MAREK
Chicago, Illinois 60661               Title: VICE PRESIDENT




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